UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 14, 2012

Car Charging Group, Inc.
(Exact name of registrant as specified in its charter)

Nevada	333-149784	03-0608147
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1691 Michigan Avenue, Sixth Floor
Miami Beach, Florida 33139
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (305) 521-0200

N/A
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐    Soliciting material pursuant to Rule I4a-12 under the Exchange Act (17CFR240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On December 14, 2012, the Board of Directors (the “Board”) for Car Charging Group, Inc. (the “Company”) appointed former Governor of New Mexico and former U.S. Secretary of Energy Bill Richardson as a member of and as Chairman of the Board, increasing the number of members on the Board from three to four.

The Board has determined that Governor Richardson qualifies as an independent in accordance with the rules set forth by the standards set forth in Rule 10A-3(b) of the Securities Exchange Act of 1934, as amended (“Rule 10A-3(b)”).

Governor Richardson, 65, currently serves as Senior Fellow for Latin America at Rice University’s James A. Baker III Institute for Public Policy, and participates on several non-profit and for-profit boards including Abengoa’s International Advisory Board, the fifth largest biofuels producer in the United States, WRI World Resources Institute, and the National Council for Science and the Environment. From January 2003 through January 2011, he was the Governor of New Mexico. Prior to his governorship, Governor Richardson was the U.S. Secretary of Energy (1998-2001), U.S. Ambassador to the United Nations (1997-1998) and a member of the U.S House of Representatives for New Mexico (1983-1997). Governor Richardson has a BA from Tufts University and an MA from Tufts University Fletcher School of Law and Diplomacy.

Governor Richardson’s qualifications to serve on the Board include his experience in the energy sector.

Family Relationships

There are no family relationships between any of the Company’s directors or officers and Governor Richardson.

Related Party Transactions

There are no related party transactions reportable under Item 5.02 of Form 8-K and Item 404(a) of Regulation S-K.

Director Agreement

In conjunction with the appointment, the Company entered into a director agreement (the “Agreement) with Governor Richardson. Pursuant to the Agreement, Governor Richardson will fulfill general duties associated with being Chairman of the Board.  For every board meeting he attends, Governor Richardson will receive five-year options to purchase 5,000 shares at an exercise price equal to the then-current market price, which will vest two years following the grant date, and $1,500, which can be paid in shares at a value of $3,000 at the Company’s discretion. Additionally, Governor Richardson will receive $100,000 annually for being Chairman of the Board. Upon the execution of the Agreement, Governor Richardson received 200,000 shares and five-year options to purchase 10,000 shares at an exercise price of $1.00, which will vest two years following the grant date.

The foregoing description of the Director Agreement is subject to and qualified in its entirety by reference to the full text of the Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K (this “Report”) and is incorporated by reference into this Item 5.02.

Item 8.01     Other Events

On December 17, 2012, the Company issued a press release, attached as exhibit 99.1 to this Report, announcing the appointment of Governor Richardson as Chairman of the Board.

Item 9.01      Financial Statement and Exhibits.

(d)	Exhibits

Exhibit Number	Description
10.1	Director Agreement
99.1	Press Release

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 17, 2012

Car Charging Group, Inc.

By:	/s/ Michael D. Farkas
Michael D. Farkas
Chief Executive Officer